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                                   EXHIBIT 11
                      MEDIQ INCORPORATED AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                                                              THREE MONTHS ENDED
                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1994       1993
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COMPUTATION OF PRIMARY EARNINGS PER SHARE:
Net Loss...................................................................................  $    (211) $  (1,262)
                                                                                             ---------  ---------
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Weighted average of primary shares:
  Common stock.............................................................................     17,740     17,408
  Preferred stock..........................................................................      6,427      6,456
  Assumed conversion of options............................................................        280        444
                                                                                             ---------  ---------
     Total.................................................................................     24,447     24,308
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Primary Earnings Per Share.................................................................  $    (.01) $    (.05)
                                                                                             ---------  ---------
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COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE (1):
Net Loss...................................................................................  $    (211) $  (1,262)
Interest and amortization of deferred costs on convertible debentures -- net of tax........        579        690
                                                                                             ---------  ---------
     Total.................................................................................  $     368  $    (572)
                                                                                             ---------  ---------
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Weighted average of fully diluted shares:
  Common stock.............................................................................     17,740     17,408
  Preferred stock..........................................................................      6,427      6,456
  Assumed conversion of options............................................................        295        444
  Assumed conversion of convertible debentures.............................................      6,897      8,373
                                                                                             ---------  ---------
     Total.................................................................................     31,359     32,681
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Fully Diluted Earnings Per Share...........................................................  $     .01  $    (.02)
                                                                                             ---------  ---------
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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15, because it is anti-dilutive or results in dilution of less than 3%.